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                           ONYX PHARMACEUTICALS, INC.

                                       AND

                             WARNER-LAMBERT COMPANY




          -------------------------------------------------------------

                        STOCK PUT AND PURCHASE AGREEMENT

          -------------------------------------------------------------




                                OCTOBER 13, 1999

                           ONYX PHARMACEUTICALS, INC.
                                       AND
                             WARNER-LAMBERT COMPANY

                        STOCK PUT AND PURCHASE AGREEMENT


       THIS STOCK PUT AND PURCHASE AGREEMENT (the "Agreement") is made and entered into on October 13, 1999, to be effective as of September 1, 1999, by and between ONYX PHARMACEUTICALS, INC., a Delaware Corporation with its principal office at 3031 Research Drive, Richmond, California 94806 (the "Company"), and WARNER-LAMBERT COMPANY, a Delaware Corporation with its principal office at 201 Tabor Road, Morris Plains, New Jersey 07950 (the "Purchaser").

                                    RECITALS

       WHEREAS, the Company and Purchaser have entered into that certain Collaboration Agreement of even date herewith (the "Collaboration Agreement"); and

       WHEREAS, in connection with the Collaboration Agreement, the Purchaser desires to grant to the Company and the Company desires to receive from the Purchaser certain options to cause the Purchaser to purchase shares of common stock of the Company, on the terms and subject to the conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

       1.    PUT RIGHTS OF THE COMPANY.

             1.1 FIRST AND SECOND PUT RIGHTS. At any time during the calendar year 2000, subject to the terms of this Agreement, the Company shall have the option ("First Put Right") to sell to the Purchaser, and cause the Purchaser to purchase, no less than all the First Put Shares (as hereinafter defined). At any time during the calendar year 2001, subject to the terms of this Agreement, the Company shall have the option ("Second Put Right") to sell to the Purchaser, and cause the Purchaser to purchase, no less than all the Second Put Shares (as hereinafter defined). The First Put Right and Second Put Right may each be referred herein individually as a "Put Right", or collectively as the "Put Rights."

            1.2 PUT NOTIFICATION DATE; PUT DATE. The Company shall provide written notice to the Purchaser of its election to exercise a Put Right, which notice shall specify: (a) the date of notice of exercise of the Put Right (the "Put Notification Date"); and (b) the date on which the Purchaser shall purchase the Put Shares (as defined below) from the Company (the "Put Date"). The Put Date in each case shall be the tenth business day after the Purchaser receives such notice, subject to Section 5.2 and 5.3.

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            1.3    FIRST PUT SHARES. The "First Put Shares" shall be defined as that number of shares of common stock of the Company as determined by dividing five million dollars ($5,000,000) by the Put Price Per Share applicable to the exercise of the First Put Right, with any fractional share being rounded up to the next whole number.

            1.4 SECOND PUT SHARES. The "Second Put Shares" shall be defined as that number of shares of common stock of the Company as determined by dividing five million dollars ($5,000,000) by the Put Price Per Share applicable to the exercise of the Second Put Right, with any fractional share being rounded up to the next whole number.

            1.5 PUT PRICE PER SHARE. The "Put Price Per Share", with respect to exercise of a particular Put Right, shall be defined as the arithmetic average of the closing sales prices of the common stock of the Company, as reported by the NASDAQ, for the twenty (20) trading days immediately prior to (but not including) the second business day before the Put Date applicable to such exercise of such Put Right in which such shares of common stock are traded. If there are any days in which NASDAQ is open but the common stock of the Company does not trade, such days shall be omitted from the calculation and additional days shall be added to the time period as necessary to establish a 20-trading day average price.

            1.6 SALE OF THE PUT SHARES. Subject to the terms and conditions hereof, upon exercise by the Company of the First Put Right, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the First Put Shares for an aggregate purchase price of five million dollars ($5,000,000). Subject to the terms and conditions hereof, upon exercise by the Company of the Second Put Right, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Second Put Shares for an aggregate purchase price of five million dollars ($5,000,000).

       2.   CLOSING DATE; DELIVERY.

            2.1 FIRST CLOSING; FIRST CLOSING DATE. The closing of the sale and purchase of the First Put Shares under this Agreement (the "First Closing") shall be held at 9:00 a.m. (Pacific Time) on the first Put Date, at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, or at such other time and place as is provided for in Section 5.2 or otherwise as the Company and the Purchaser may agree (the "First Closing Date").

            2.2 SECOND CLOSING; SECOND CLOSING DATE. The closing of the sale and purchase of the Second Put Shares under this Agreement (the "Second Closing") shall be at 9:00 a.m. (Pacific Time) on the second Put Date, at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, or at such other time and place as is provided for in Section
5.2 or otherwise as the Company and the Purchaser may agree (the "Second Closing Date").

            2.3 DELIVERY. At the First Closing and the Second Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a stock certificate, issued in the name of the Purchaser and bearing the legends referred to in Section 4.3, representing,

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respectively, the First Put Shares and the Second Put Shares, dated as of the
First Closing and the Second Closing, respectively, against payment of the purchase price therefor by wire transfer, unless other means of payment shall have been agreed upon by the Purchaser and the Company.

       3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

            3.1 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement has been taken, and, with respect to the performance of the Company's obligations hereunder, will have been taken at the time of the applicable Closing. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement, and this Agreement constitutes a legally binding, valid obligation of the Company, enforceable in accordance with its terms. At the First Closing and the Second Closing, the Company will have the requisite corporate power to sell the shares of common stock to be sold at each such closing.

            3.2 NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement will not result in any violation of, or be in conflict with, the Certificate of Incorporation or the Bylaws of the Company or any provision of any judgment, decree or order to which the Company is a party or by which it is bound, or any material statute, rule or governmental regulation applicable to the Company, and will not constitute a material default of any material contract, obligation or commitment to which the Company is a party or by which it is bound.

            3.3 LITIGATION. There is no bona fide action, proceeding or investigation pending or, to the knowledge of the Company, overtly threatened, brought or threatened by a third party unrelated to the Purchaser, that is not initiated, encouraged or supported by the Purchaser and that seeks to prohibit the consummation of the transactions contemplated by this Agreement, nor has any such third party asserted in a writing delivered to the Company that a basis for such an action, proceeding or investigation exists.

            3.4 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

            3.5 VALID ISSUANCE OF SHARES. The First Put Shares and the Second Put Shares which will be purchased by Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and, based in part upon the representations of Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

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            3.6    GOVERNMENTAL CONSENTS. No consent, approval, order or
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis, and otherwise as provided in
Section 5.1.

            3.7 SHARES AVAILABLE. The Company shall have available at the First Closing Date and the Second Closing Date, sufficient authorized but unissued shares of its Common Stock to issue and sell to the Purchaser all of the Put Shares.

            3.8 FULL DISCLOSURE. The representations and warranties of the Company contained in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein in view of the circumstances under which they are made not misleading.

            3.9 BROKERS AND FINDERS. The Company has not retained any investment banker, broker or finder in connection with the transaction contemplated by this Agreement.

       4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

            The Purchaser hereby represents and warrants to the Company as follows:

            4.1 LEGAL POWER. The Purchaser has the requisite corporate power to enter into this Agreement, to carry out and perform its obligations under the terms of this Agreement and, at the First Closing and the Second Closing, will have the requisite corporate power to purchase, respectively, the First Put Shares and the Second Put Shares to be purchased at each such Closing.

            4.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

       4.3  INVESTMENT REPRESENTATIONS.

            (a) Purchaser is acquiring the First Put Shares and the Second Put Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

            (b)    Purchaser understands that:

                   (i) the First Put Shares and the Second Put Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely, absent such exemption, and that Purchaser must,

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therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

                   (ii) each certificate representing the First Put Shares and the Second Put Shares will be endorsed with the following legends:

                          (A)  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS; and

                          (B)  Any legend required to be placed thereon by the
applicable state securities laws; and

                   (iii) the Company will instruct any transfer agent not to register the transfer of either the First Put Shares (or any portion thereof) or the Second Put Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Agreement, and in compliance with Rule 144 of the General Rules and Regulations prescribed by the Securities and Exchange Commission pursuant to the Act ("Rule 144") or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Act or this Agreement.

            (c) The Purchaser has been furnished with such materials and has been given access to such information relating to the Company as its qualified representative has requested, and the Purchaser has been afforded the opportunity to ask questions regarding the Company, the First Put Shares and the Second Put Shares, all as it has found necessary to make an informed investment decision.

            (d) The Purchaser is an "accredited investor" as such term is defined in Rule 501 of the General Rules and Regulations prescribed by the Securities and Exchange Commission pursuant to the Act, and the Purchaser was not formed for the specific purpose of acquiring the First Put Shares or the Second Put Shares.

       4.4 STANDSTILL COVENANT. Purchaser agrees that, during the period commencing on the date hereof and ending on May 14, 2003, neither Purchaser nor any of its affiliates shall acquire any additional shares of capital stock or other securities of the Company other than as provided in Article 1 and this Section 4.4 of this Agreement without the prior written consent of the Board of Directors of the Company (the "Board") in the Board's discretion but subject to the Board's fiduciary duties, provided that in the event that any person, entity or

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group shall acquire or make a bona fide offer to acquire, in one or more transactions by tender or otherwise, shares of the Company equal to or exceeding the percentage of the fully diluted voting power then held by the Purchaser, then the Purchaser shall be allowed to acquire additional shares of the Company free of the aforesaid restrictions in response to such acquisition or offer but only for so long as such offer shall remain outstanding. Nothing in this Section
4.4 shall prohibit the acquisition or disposition of shares for investment purposes only in the open market in the ordinary course by any pension fund or trust for the benefit of employees of the Purchaser or its affiliates.

       5.   HART-SCOTT-RODINO FILINGS;  CLOSING CONDITIONS

            5.1 HART-SCOTT-RODINO. Each notice of exercise of Put Right delivered by the Company pursuant to Section 1.2 shall also include a statement as to whether a filing will be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other governmental body, in order to close the stock purchase contemplated by such notice of exercise, and the basis for such conclusion. If such a filing is required, each of the Company and the Purchaser shall use its best efforts to promptly effect such filing and satisfy the requirements of such act. The Company and the Purchaser shall share equally any filing fees required to obtain such consent.

            5.2 CLOSING DATE. If a Hart-Scott-Rodino filing is required, the closing shall occur on a date specified by the Company by notice to the Purchaser provided after the expiration of any applicable waiting period or other satisfaction of the Hart-Scott-Rodino requirements, which date shall be not less than five business days after such expiration or other satisfaction.

            5.3 CONDITIONS TO CLOSING. The closing of any purchaser and sale of common stock under this Agreement shall be subject to the satisfaction of the following conditions. Each of paragraphs (a) through (e), (g) and (h) shall be a condition to the obligations of Purchaser at each of the first and the second Put Dates, and each of paragraphs (b), (c), (d), (f) and (h) shall be a condition to the obligations of the Company at each of the first and the second Put Dates. Each of the Purchaser and the Company may waive any condition applicable to its obligations hereunder. In the event that one or more conditions in this Section 5.3 are not satisfied or waived as of the applicable Put Date, then the applicable Put Date and Closing shall be delayed until such time as all conditions under this Section 5.3 are satisfied or waived (and in which case the Put Price Per Share shall be calculated as if the Put Date were the tenth business day after the Purchaser receives such original notice of the put pursuant to Section 1.2), unless, with respect to unsatisfied and unwaived conditions to the obligations of the Purchaser, the Company otherwise informs Purchaser in writing.

                   (a) COMPANY'S REPRESENTATIONS AND WARRANTIES; COLLABORATION AGREEMENT. The representations and warranties of the Company contained in Article 3 shall be true on and as of the Put Date with the same effect as if made on and as of the Put Date, and the Company shall not be in material breach under that certain Collaboration Agreement between the parties of even date herewith and such Collaboration Agreement shall not have been terminated in its entirety by Purchaser pursuant to the terms thereof.

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                   (b)    BLUE SKY COMPLIANCE. The Company shall have complied
with and be effective under all state securities or Blue Sky laws applicable to the offer and sale of the Put Shares then being sold.

                   (c) HART-SCOTT-RODINO. Any requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been satisfied.

                   (d) COURT ORDERS. There shall not be in effect any injunction or restraining order issued by any court of competent jurisdiction in any action or proceeding against the consummation of the sale and purchase of the Put Shares.

                   (e) PROCEEDINGS SATISFACTORY; COMPLIANCE CERTIFICATE. All corporate and legal proceedings taken by the Company in connection with the sale and issuance of the Put Shares and all documents and papers relating to such transaction shall be satisfactory to the Purchaser and its counsel, in the reasonable judgment of the Purchaser and its counsel, and the Purchaser shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request. The Company shall have delivered to the Purchaser a certificate, dated as of the closing date, signed by the Company's President, certifying that the conditions set forth in Section 5.3(a) through (e), (g) and (h) have been satisfied.

                   (f) PURCHASER'S REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of the Purchaser contained in
Article 4 shall be true on and as of the applicable Put Date with the same effect as through said representations and warranties had been made on and as of such Put Date. The Company shall have performed or fulfilled in all material respects, all conditions contained in this Section 5.3 and all agreements and obligations contained in this Agreement required to be performed or fulfilled by the Company before each of the First Closing and Second Closing, as the case may be.

                   (g) OPINION OF COUNSEL. Purchaser shall have received an opinion of Cooley Godward LLP, counsel to the Company, dated the applicable Put Date, in substantially the form of Exhibit A attached hereto.

                   (h) THIRD PARTY CONSENTS AND APPROVALS. The Company shall have obtained all necessary third party consents and approvals necessary for the consummation of the transactions contemplated hereby.

       6.   REGISTRATION RIGHTS.

            6.1 REGISTRATION. The terms "Register", "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, or any similar federal statutes, and the rules and regulations of the Commission thereunder ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

            6.2 SUBORDINATION. In accordance with Article 12 of the Amended and Restated Information and Registration Rights Agreement dated as of May 14, 1994, as amended, by and among the Company and certain investors of the Company described therein, the

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Registration rights of Purchaser under this Article 6 shall be subordinate to the Registration rights granted to the Holders (as defined in the Rights Agreement) pursuant the Rights Agreement.

            6.3 NOTICE OF REGISTRATION AND INCLUSION OF SHARES. Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand Registration rights) on a form that would be suitable for a Registration involving solely the Put Shares, the Company will (i) promptly give the Purchaser written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein (subject to Section 6.4), all the Put Shares that the Purchaser has purchased pursuant to this Agreement and any Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to the Put Shares (collectively the "Warner Registrable Shares") specified in a written request delivered to the Company by the Purchaser within twenty (20) days after delivery of such written notice from the Company.

       6.4  UNDERWRITING IN REGISTRATION.

            (a) NOTICE OF UNDERWRITING IN REGISTRATION. If the Registration of which the Company gives notice under Section 6.3 is for a Registered public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice given pursuant to Section 6.3. In such event, and notwithstanding Section 6.3, the right of the Purchaser to Registration shall be conditioned upon such underwriting and the inclusion of the Warner Registrable Shares in such underwriting to the extent provided in this Section 6.4. If Purchaser proposes to distribute the Warner Registrable Shares through such underwriting, it shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement with the representative of the underwriter or underwriters selected for such underwriting for such offering ("Underwriter's Representative"). The Purchaser shall have no right to participate in the selection of the underwriters for an offering pursuant to this Article 6.

            (b) MARKETING LIMITATION IN REGISTRATION. In the event the Underwriter's Representative advises the Purchaser in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative may exclude some or all Warner Registrable Shares from such Registration and underwriting. In such event, the Underwriter's Representative shall so advise the Purchaser and all holders of securities requested and otherwise entitled to be included in such Registration, and the number of shares that may be included in the underwriting shall be allocated,
(i) in the event there are no other securities which would have priority over the Warner Registrable Shares in such allocation, first, to the Company; and second, to the Purchaser and any other shareholders of the Company's securities then having registration rights with respect to the Company's securities on a pro rata basis based on the total number of Warner Registrable Shares held by the Purchaser and the total number of registrable shares held by such other

                                 8

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shareholders, or (ii) in the event there are other securities that would have priority over the Warner Registrable Shares in such allocation, first, to the Company and the holders of such other shares; and second, to the Purchaser and any other shareholders of the Company's securities then having registration rights with respect to the Company's securities on a pro rata basis based on the total number of Warner Registrable Shares held by the Purchaser and the total number of registrable shares held by such other shareholders.

            (c) WITHDRAWAL IN REGISTRATION. If the Purchaser or a holder of other securities entitled (upon request ) to be included in such Registration, disapproves of the terms of any such underwriting, the Purchaser or such holder may elect to withdraw therefrom by written notice to the Company and the Underwriter's Representative delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Warner Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

       6.5 BLUE SKY IN REGISTRATION. In the event of any Registration of Warner Registrable Shares pursuant to Article 6, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Purchaser shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

       6.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Article 6 shall terminate and be of no further force and effect five
(5) years after the Effective Date. In addition, the Purchaser's registration rights under this Article 6 shall expire if all Warner Registrable Securities held by and issuable to the Purchaser may be sold under Rule 144 during any ninety (90) day period.

   7.  MISCELLANEOUS.

       7.1 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of New York.

       7.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

       7.3 ENTIRE AGREEMENT. This Agreement, the Collaboration Agreement and the other documents delivered pursuant hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

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       7.4  SEVERABILITY. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       7.5 AMENDMENT AND WAIVER. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon any holder of any securities purchased under this Agreement (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

       7.6 NOTICES. Subject to the final sentence of this Section 7.6, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received (a) upon personal delivery, (b) on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and the Purchaser at their respective addresses first above written, (c) upon transmission of telegram or facsimile (with telephonic notice), or (d) upon confirmed delivery by overnight commercial courier service. Any Put Notification shall be effective only upon receipt by Purchaser (which may be by facsimile to a facsimile number specified in writing by the Purchaser, with telephonic notice).

       7.7 FEES AND EXPENSES. The Company and the Purchaser shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

       7.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

       7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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


         The foregoing Agreement is hereby executed as of the date first above written.


"COMPANY"                              ONYX PHARMACEUTICALS, INC.


                                       By: /s/ Hollings C. Renton
                                          -------------------------------------
                                       Name:   Hollings C. Renton
                                            -----------------------------------
                                       Title:  President & CEO
                                             ----------------------------------



"PURCHASER"                            WARNER-LAMBERT COMPANY



                                       By: /s/ Anthony Wild, Ph.D.
                                          -------------------------------------
                                       Name:   Anthony Wild, Ph.D.
                                            -----------------------------------
                                       Title:  President, Parke-Davis
                                             ----------------------------------


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